UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 5, 2008
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On November 5, 2008, the Board of Directors of Beazer Homes USA, Inc. (the “Company”) set February 5, 2009 as the date for the Company’s next annual meeting of stockholders (the “Stockholder Meeting”). The Company set December 8, 2008 as the record date for determining those stockholders entitled to vote at the Stockholder Meeting.
Stockholder proposals that are intended to be included in the Company’s proxy statement relating to the Stockholder Meeting, as well as other stockholder proposals for items of business to be brought before the Stockholder Meeting that are not to be included in the Company’s proxy statement, must be received by the Company no later than November 22, 2008, the date set by the Company in accordance with the Company’s bylaws.
To obtain a copy of the relevant bylaw provision or to submit a proposal, a stockholder must submit such a request or proposal in writing to: Beazer Homes USA, Inc., c/o Peggy Caldwell, Acting General Counsel, 1000 Abernathy Road, Suite 1200, Atlanta, GA 30328.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: November 12, 2008	By:	/s/Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer